GLOBAL INDUSTRIES, LTD.

MANAGEMENT INCENTIVE PLAN

  Establishment and Purpose

  1.1    Establishment of the Plan. Global Industries, Ltd. herewith establishes as of October 21, 2004 the Management Incentive Plan, an annual incentive compensation plan for key Employees, including Executive Officers. The Plan shall be known as the "Management Incentive Plan" (herein referred to as the "Plan").

  1.2    Purpose. The purpose of the Plan is to attract, motivate and retain key Employees through providing industry-competitive incentive compensation opportunities based on the Company's annual performance as well as individual performance.

  Definitions

  Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

      "Base Salary" shall mean the regular salary, before any salary reduction contributions made to the Company's 401(k), employee stock purchase plan or deferred compensation plans, but not including any awards under this Plan and not including any other bonuses, incentive pay, or special awards, earned by a Participant.

      "Board" shall mean the Board of Directors of Global Industries, Ltd.

      "Cause" shall mean failure to follow Company directives and policies, insubordination, willful malfeasance, gross negligence, or acts of dishonesty.

      "Change of Control" shall have the meaning set forth in Subsection 11.2.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean (i) the Compensation Committee with respect to Employees who are Executive Officers for the Plan Year, (ii) the Chief Executive Officer of Global Industries, Ltd., with respect to Employees who are not Executive Officers for the Plan Year; or (iii) such other officer, committee or committees appointed by the Board to serve as the administering committee for any group of Employees under the Plan.

      "Company" shall mean Global Industries, Ltd., a Louisiana corporation and its direct and indirect subsidiaries.

      "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Global Industries, Ltd. as from time to time constituted.

      "Employee" shall mean an employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan, as stated in Subsection 3.1.

      "Executive Officer" shall mean each person who is designated as such by the Board from time to time.

      "Final Award" shall mean the award earned by a Participant based on a comparison of actual year-end results against the performance goals or other criteria established at the beginning of the Plan Year.

      "Participant" shall mean an Employee who is approved by the Committee for participation in the Plan for a specified Plan Year.

      "Plan Year" shall mean the Company's fiscal year.

      "Target Incentive Award" shall mean the award to be paid to a Participant for meeting planned performance results. Such Target Incentive Awards shall be expressed as a percentage of a Participant's actual Base Salary on January 1st of the Plan Year, with promotional adjustments or other Base Salary changes that occur during the Plan Year made on a pro-rata basis, using whole months.

  Eligibility and Participation

  3.1    Eligibility. Eligibility for participation in the Plan will be limited to Executive Officers and those key Employees who, by the nature and scope of their position, are in a position to make or influence policy or operating decisions which have a material impact on the profitability and results of the Company.

  3.2    Participation. Participation in the Plan shall be determined annually by the Committee. Employees approved for participation shall be notified of their selection.

  3.3    Partial Plan Year Participation. The Committee may allow an individual who becomes eligible during the Plan Year to participate in the Plan. In such case, the Participant's Final Award shall be prorated based on the number of full months of participation during the pertinent Plan Year.

  A participant whose incentive category level is changed during the Plan Year shall be eligible for a bonus based on the number of months spent in each incentive category during the Plan Year. The proration shall be determined by multiplying the Final Award for a full year of participation at each incentive category level by a fraction, the numerator of which shall be the number of months spent at the incentive category level and the denominator of which shall be twelve (12). The Participant's Final Award shall be the sum of the prorated awards calculated for the time spent at each incentive category level, with consideration given to changes in Base Salary, when appropriate.

  3.4    No Right to Participate. Participation by an Employee in a prior year does not provide a right or entitlement to be selected for participation in a current or future Plan Year.

  Award Determination

  4.1    Performance Goals. The Compensation Committee shall establish for each Plan Year the performance criteria (one of which may be Committee discretion), the method of calculating such performance criteria, the relative weighting of such performance criteria, as well as a level of performance under each performance criteria at which one hundred percent (100%) of the Target Incentive Award shall be earned. Performance criteria may relate to Global Industries, Ltd., one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, service lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. The performance goals may be calculated without regard to extraordinary items. The Compensation Committee also shall establish a range of performance levels above and below this target performance level for each performance criteria at which the maximum and minimum incentive awards shall be earned. Amounts earned under incentive awards for performance at levels between the threshold and maximum levels will be calculated on a straight-line interpolation basis. The Committee will establish the Target Incentive Awards and their related maximum and minimum award levels for each Participant taking into consideration each Participant's position, duties and responsibilities.

  4.2    Adjustment of Performance Targets. The Compensation Committee shall have the right to adjust the performance goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's ability to meet them. Further, the Compensation Committee shall have the right to adjust the performance goals and the Final Award amounts in the event of a Plan Year consisting of less than twelve (12) months.

  4.3    Final Award Determinations. As soon as administratively practicable after the end of each Plan Year, the Committee shall review performance against goals and compute Final Awards for each Participant ; provided that a Participant who receives more than two performance measure ratings below "meets requirements" or any ratings of "unsatisfactory" on his or her performance appraisal for the Plan Year shall not be entitled to receive any Final Award for such Plan Year. Participants must be actively employed by the Company on the date of payment of Final Awards, except as provided in Subsection 6.2, to receive an award for the Plan Year. Final Award amounts, may be adjusted by up to 25% of the award (either up or down) based on the Committee's assessment of Company performance results and Participant performance. Each such adjustment shall be accompanied by a performance appraisal documenting the reason for the adjustment.

  4.4    Maximum Final Award. The maximum Final Award for any Plan Year shall not exceed four hundred percent (400%) of the Participants Target Incentive Award.

  Payment of Final Awards

  5.1    Form and Timing of Payment. Payment of Final Awards shall be made in cash within thirty (30) days following the Committee's determination of the Final Award amounts. The Final Awards shall be a liability of the Company when the Plan Year concludes.

  Termination of Employment

  6.1    Termination for Cause. In the event a Participant's employment is terminated for Cause, the Participant shall not be entitled to payment of any award.

  6.2    Termination for Other Than Cause. In the event a Participant's employment is terminated for reasons other than Cause including death, retirement or disability, a full or prorated Final Award may be paid at the Committee's discretion payable at the time otherwise payable under the Plan.

  Rights of Participants

  7.1    Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

  7.2    Nontransferability. No right or interest of any Participant in any award or this Plan shall be assignable or transferable or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

  Administration

  8.1    Administration. This Plan shall be administered by the Compensation Committee in accordance with the provisions contained herein.

  8.2    Questions of Construction and Interpretation. The Compensation Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Determinations made by the Compensation Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The determination of the Compensation Committee in construing or interpreting this Plan or making any decision with respect to the Plan shall be final, binding, and conclusive upon all persons. The Compensation Committee's interpretative responsibility shall include any and all definitions in the Plan, including, but not limited to, interpretations of Cause.

  8.3    Liability. The Board, the Compensation Committee, or any other person acting under the direction of either, shall not be liable and shall be held harmless for any act or failure to act hereunder.

  Amendments

  Global Industries, Ltd., in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination, may without the consent of the Participant (or his beneficiary in the case of death of the Participant) reduce after the end of the Plan Year the right of a Participant (or the Participant's beneficiary as the case may be) to a payment or distribution in accordance with the provisions contained in this Plan or change to the detriment of a Participant any potential rights for that Plan Year pursuant to Section 11 of this Plan. If the Plan is terminated or amended in a manner adverse to Participants more than two months into a Plan Year, the Committee shall ensure that Participants receive at least the minimum level incentive award payout if the minimum performance levels are achieved for the Plan Year.

  Requirements of Law

  10.1    Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Louisiana.

  10.2    Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan any federal, state or other taxes required by law to be withheld with respect to such payments.

  Adjustments Upon Certain Events

  11.1    Generally. In the event of any change in the outstanding common stock of Global Industries, Ltd. by reasons of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends, the Compensation Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Target Incentive Awards.

  11.2    Change in Control.

    (a) In the event that (i) a Participant's employment is terminated during a given Plan Year (the "Affected Plan Year") and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, a (pro rated based on the number of days in the Affected Plan Year that Participant was an Employee)Final Award for the Affected Plan Year as if the performance goals for such Plan Year had been achieved at the target levels.

    (b) As used in the Plan, the term "Change in Control" shall mean:

    (aa) any person (within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a "Person") except a underwriter or group of underwriters in connection with a public offering of the Common Stock, is or becomes the "beneficial owner" (as such term is defined in Rule 3d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing 50% of the combined voting power of the Company's outstanding securities other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons), or (iii) William J. Doré or any Person controlling, controlled by or under common control with Doré (Persons referred to in clauses (i) and (ii) hereof are hereinafter referred to as "Excluded Persons"); or

    (bb) individuals who constituted the Board as of January 1, 2004 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2004 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

    (cc) the Company mergers with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

    (dd) the Company sells, leases or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons or is disabled or liquidated.

              For purposes of clause (aa) above, if at any time there exist securities of different classes entitled to vote separately in the election of directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of directors which such class or classes is entitled to elect and the denominator of which is the total number of directors elected to membership on the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

              For purposes of clause (aa) above, the term "Outside Persons" means any Persons other than Persons described in clauses (aa) (i) or (iii) above (as to Persons described in clause (aa) (iii) above, while they are Excluded Persons) or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).

              For purposes of clause (cc) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either (1) the stockholders of the Company immediately prior to the consummation of the transaction (the "Old Stockholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting entity or (2) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (i) there shall be excluded from the determination of the voting power of the Old Stockholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction (unless such other party or such Person is William J. Doré, if William J. Doré has not ceased to be an Excluded Person), (ii) there shall be excluded from the determination of the voting power of the Old Stockholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and (iii) persons who are directors of the resulting entity shall be deemed not to have been directors of the Company immediately prior to the consummation of the transaction if they were elected as directors of the Company within 90 days prior to the consummation of the transaction.

12.    Miscellaneous Provisions

           The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.